EXHIBIT 31.2 ANNUAL CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER REQUIRED BY SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002 I, Jean H. Gibson, certify that:
1.	I have reviewed this annual report on Form 10-K/A of Central Vermont Public Service Corporation (the "Registrant");
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Intentionally omitted since the information to which this paragraph relates is not included in this annual report on Form 10-K/A.
4.	Intentionally omitted since the information to which this paragraph relates is not included in this annual report on Form 10-K/A.
5.	Intentionally omitted since the information to which this paragraph relates is not included in this annual report on Form 10-K/A.
Date: January 6, 2005 /s/ Jean H. Gibson Jean H. Gibson Chief Financial Officer